As filed with the Securities and Exchange Commission on October 5, 1998
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

              CALIFORNIA                                         95-3533362
      (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                         Identification No.)

                             ----------------------

         6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                 (619) 535-0202

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ----------------------

                                Michael K. Perry
                             Chief Executive Officer
                    CARDIODYNAMICS INTERNATIONAL CORPORATION
         6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121
                                 (619) 535-0202
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                             Hayden J. Trubitt, Esq.
                         BROBECK, PHLEGER & HARRISON LLP
                          550 West C Street, Suite 1300
                           San Diego, California 92101

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                             ----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE            PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
         TO BE REGISTERED                 REGISTERED        OFFERING PRICE PER SHARE(3) AGGREGATE OFFERING PRICE(3) REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share  3,147,978 shares(1)            $1.09                  $3,431,296               $1,012.23
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share    123,000 shares(2)            $2.55                    $313,650               $   92.53
------------------------------------------------------------------------------------------------------------------------------------
Total                                 3,270,978 shares(1)(2)                                $3,744,946               $1,104.76
====================================================================================================================================

(l) Includes (i) up to 3,147,978 shares of Common Stock to be issued upon conversion of the Company's Series A Convertible Preferred Stock and
         (ii) an indeterminate number of additional shares of Common Stock as may from time to time become issuable upon conversion thereof resulting from the fluctuating conversion rate of such Series A Convertible Preferred Stock (determined based upon the market value of the Company's publicly-traded Common Stock as of the applicable conversion thereof) and by reason of anti-dilution provisions of the Series A Convertible Preferred Stock, stock splits, stock dividends (including without limitation 6,690 shares of Common Stock already so issued by way of stock dividend) and similar transactions, all of which shares are registered hereby pursuant to Rules 416 and 457(i) under the Securities Act. The number of shares of Common Stock included in the Registration Statement represents the Company's good faith estimate of the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock calculated on the basis of 200% of the number of shares issuable at the initial-issuance floating conversion price of $1.906 per share, which conversion price is variable as provided in the Series A Convertible Preferred Stock's governing document.

--------------------------------------------------------------------------------

(2) Includes (i) up to 123,000 shares of Common Stock to be issued upon exercise of Common Stock Purchase Warrants (the "Warrants") and (ii) an indeterminate number of additional shares of Common Stock as may from time to time become issuable upon exercise of the Warrants by reason of the anti-dilution provisions of the Warrants, stock splits, stock dividends, and similar transactions, all of which shares are registered hereby pursuant to Rules 416 and 457(i) under the Securities Act.


(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The prices per share and aggregate offering prices are based on (i) with respect to 3,147,978 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, the average of the high and low prices of the Registrant's Common Stock on October 1, 1998 as reported on the Nasdaq Smallcap Market and (ii) with respect to 123,000 shares of Common Stock issuable upon exercise of Warrants, the exercise price of the Warrants.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
(Subject to completion, dated October 5, 1998)

                                3,270,978 SHARES

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                                  COMMON STOCK

         This Prospectus relates to the public resale of 3,270,978 shares of Common Stock, no par value per share (the "Shares"), of CardioDynamics International Corporation ("CardioDynamics" or the "Company"), by certain shareholders of the Company (the "Selling Shareholders"). All of these Shares are issuable upon conversion of 3,000 shares of Series A Convertible Preferred Stock and/or exercise of 123,000 Warrants held by the Selling Shareholders, or are issued or issuable upon the payment by the Company of dividends on the Selling Shareholders' Series A Convertible Preferred Stock in the form of Shares. In connection with a private placement of the Series A Convertible Preferred Stock and Warrants consummated on August 21, 1998 (the "Private Placement"), the Selling Shareholders received such Series A Convertible Preferred Stock and Warrants pursuant to the Section 4(2) exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being registered by the Company pursuant to a Securities Purchase Agreement and a Registration Rights Agreement with the Selling Shareholders executed by the Company and the Selling Shareholders in connection with the Private Placement. See "The Company" and "Selling Shareholders."

         The sale of the Shares may be effected by the Selling Shareholders from time to time in transactions in the Nasdaq Stock Market, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concession or commission from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed, among other things, to bear certain expenses (other than fees and expenses of the Selling Shareholders' counsel in excess of $5,000, and any underwriting discounts and commissions and brokerage commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Selling Shareholders."

         CardioDynamics Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq SmallCap Market") under the symbol "CDIC." On October 1, 1998, the closing sale price of CardioDynamics Common Stock as reported on the Nasdaq SmallCap Market was $1.06 per share.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
      THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

               The date of this Prospectus is October ___, 1998.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                              AVAILABLE INFORMATION

         CardioDynamics is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to small business issuers such as CardioDynamics, and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and at Northwest Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq SmallCap Market and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission (Commission File No. 0-11868) are hereby incorporated by reference in this
Prospectus:

         (1) The Annual Report of the Company on Form 10-KSB for the fiscal year ended November 30, 1997;

         (2) The Quarterly Report of the Company on Form 10-QSB for the fiscal quarters ended February 28, 1998 and May 31, 1998;

         (3) The Current Report of the Company on Form 8-K for an event of August 21, 1998 (filed September 3, 1998); and

         (4) The Company's Registration Statement on Form 8-A filed with the Commission on April 19, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's Common Stock.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to the Secretary, at CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121 or by telephone at (619) 535-0202.

                                   THE COMPANY

         CardioDynamics International Corporation ("CardioDynamics" or the "Company") develops, manufactures and markets noninvasive digital heart monitoring devices which provide continuous data on a wide range of hemodynamic parameters. The Company's primary products, the BioZ(TM) System, the BioZ(TM) Portable, and the BioZ.com(TM), USE Thoracic Electrical Bioimpedance ("TEB") technology to obtain data which is typically available only through a time consuming, costly, potentially dangerous invasive procedure known as right heart catheterization or as pulmonary artery catheterization ("PAC").

         The Company's principal executive offices are located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, and its telephone number is
(619) 535-0202.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated herein by reference contain forward-looking statements that are based on current expectations, estimates and projections about the Company's industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those noted in "Risk Factors" below and in the documents incorporated herein by reference. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

DEPENDENCE ON PRIMARY PRODUCT; UNCERTAINTY OF MARKET ACCEPTANCE

         The Company's future is substantially dependent upon the success of the BioZ product line and follow-on products. The market for TEB products is in a relatively early stage of development, and there can be no assurance that this market will develop. The long-term commercial success of the BioZ product line and any follow-on TEB products requires widespread acceptance, by a significant portion of the medical community, of the Company's TEB products as safe, efficacious and cost-effective alternatives to invasive procedures. Widespread acceptance would represent a significant change in practice patterns. Historically, some medical professionals have indicated hesitancy in using TEB products such as analog-based TEB monitors previously manufactured by the Company. Invasive procedures, such as right heart catheterization, are generally accepted in the medical community and have a long history of use.

         The Company currently has limited clinical data with which to demonstrate the clinical benefits of its products but has sponsored and plans to continue to sponsor and/or conduct clinical trials which it hopes will demonstrate consistent clinical benefits resulting from the use of its products (including reduced procedure time, reduced patient trauma and lower costs). There can be no assurance as to when such clinical trials will be completed, that such clinical trials will have a positive outcome or that a positive outcome in such trial would be sufficient to enable acceptance of the BioZ product line by the medical community. The Company is unable to predict how quickly, if at all, its products may be accepted by members of the medical community.

         Technological limitations of TEB make it subject to inaccuracies where a patient has certain identified clinical circumstances such as:

                  Severe septic shock,
                  Significant pulmonary hypertension,
                  Aortic valve regurgitation,
                  Severe hypertension (MAP>130mmHg),
                  Tachycardia rates>180BPM,
                  Patient height measuring <47"(120cm),*
                  Patient weight measuring<66 lbs(30kg) or >342 lbs. (155kg),* Extreme patient movement*

                  -------------------

                  *Until algorithm development for pediatric and exercise applications is completed.

         Failure of the BioZ product line or other of the Company's TEB products to gain widespread acceptance in the medical community, and to maintain such acceptance, would have a material adverse effect on the Company's business, financial condition and results of operations.

HISTORY OF LOSSES

         Since its emergence from bankruptcy proceedings in 1993, the Company has incurred substantial losses in the course of researching, developing and enhancing its technology and products and establishing administrative and sales organizations. The Company anticipates that its operating expenses will increase substantially in the foreseeable future as it increases its sales and marketing activities, expands its operations and management and continues the development of its technology. Accordingly, the Company expects to incur additional losses for fiscal 1998, and there can be no assurance that the Company will achieve or sustain revenue growth or profitability.

FUTURE ADDITIONAL CAPITAL REQUIREMENTS; NO ASSURANCE FUTURE CAPITAL WILL BE AVAILABLE

         Commercialization by the Company of the BioZ product line and the development and commercialization of any additional products will require substantial expenditures. The Company's capital requirements will depend on numerous factors, including the rate of sales growth; the progress of the Company's marketing-related clinical evaluations and product development programs; the receipt of, and the time required to obtain, regulatory clearances and approvals; the resources the Company devotes to the development, manufacture and marketing of its products; the resources required to hire and develop medical sales representatives and independent distributors and to develop internal manufacturing capacity; facilities requirements; market acceptance and demand for its products; the ability of the Company and its distributors to avoid increased working capital requirements arising from hospitals' lengthy capital equipment purchase processes by offering leasing programs; and other factors. The timing and amount of such capital requirements cannot be accurately predicted. The Company may be required to raise additional funds through public or private financings, bank loans, collaborative relationships or other arrangements earlier than expected. There can be no assurance that such additional funding will be available on terms attractive to the Company, or at all.

COMPETITION AND TECHNOLOGICAL CHANGE

         The Company competes with other entities developing and marketing non-invasive hemodynamic monitors. The Company also is subject to severe competition from invasive-technology companies, including Baxter Healthcare Corporation, which have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than the Company. Such competitors may be able to devote greater resources to the development, promotion and sales of their products than the Company. The current widespread acceptance of PAC, and lack of widespread acceptance of TEB, is an important competitive disadvantage which the Company must overcome. In addition, current and potential competitors of the Company may establish cooperative relationships with large medical equipment companies to gain access to greater research and development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. There can be no assurance that the Company will be able to compete successfully.

         In addition, the introduction by others of products embodying new technologies and the emergence of new hemodynamic monitoring equipment industry standards could render the Company's products obsolete and unmarketable. Other companies may develop and introduce products and processes competitive with or superior to those of the Company. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of the Company's products. Accordingly, the life cycles of the Company's products are difficult to estimate. To compete successfully, the Company must develop and introduce new products that keep pace with technological developments, respond to evolving consumer requirements and achieve market acceptance.

         There can be no assurance that the Company can satisfactorily and timely develop and introduce additional products. Even if the Company succeeds in developing and marketing products that achieve market acceptance, there can be no assurance that competitors will not in the future develop and market products that will replace those of the Company.

EMERGING-TECHNOLOGY COMPANY

         Although not in fact a new company, currently CardioDynamics faces many of the challenges characteristic of new companies just emerging from the development phase. The BioZ product line has required, and any future products will require, substantial development efforts and compliance with all governmental clearance/approval requirements. The Company may encounter unforeseen technological or scientific problems, which may force abandonment or substantial change in the development of a specific product or process, or technological change or product developments by others, any of which may have a material adverse effect on the Company. Further, even after successful technical development and receipt of governmental approval, a product may not achieve commercial success.

ABILITY TO MANAGE GROWTH

         The Company, if successful, will experience a period of growth that would place a significant strain upon its managerial, financial and operational resources. There can be no assurance that the Company's infrastructure, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to fully exploit any future market opportunity for the Company's products. The Company's future operating results will also depend on its ability to complete its geographic network of direct sales agents and distributors, expand its sales and marketing organizations, and fill out its support staff organization. If the Company is unable to manage expansion effectively, the Company's business, results of operations and financial condition will be materially and adversely affected. There can be no assurance, however, that such expansion or growth will occur.

CONTROL BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

         Allen E. Paulson and James C. Gilstrap, the co-chairmen of the Company, beneficially own, directly or through CardioDynamics Holdings, LLC, which they control, approximately 67% of the outstanding shares of the Company's Common Stock (including shares owned by others which CardioDynamics Holdings, LLC has the right to vote). In addition, Mr. Paulson's sons beneficially own another 9% of the outstanding shares of Common Stock. Accordingly, these persons, individually and as a group, are able to control the Company and direct its affairs and business, including any future issuances of Common Stock or other securities by the Company, merger and acquisition decisions, declaration of dividends and the election of directors.

GOVERNMENT REGULATION

         The Company's products and activities are subject to extensive regulation by the FDA and other governmental authorities. Delays in receipt of, or failure to obtain, regulatory clearances and approvals, or any failure to comply with regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's TEB products are subject to extensive and rigorous regulation by the FDA and, to varying degrees, by state and foreign regulatory agencies. Under the federal Food, Drug, and Cosmetic Act (the "FDC Act"), the FDA regulates the clinical testing, manufacture, labeling, packaging, marketing, distribution and record keeping for medical devices, in order to ensure that medical devices distributed in the United States are safe and effective for their intended use.

         Before a new device can be introduced into the market, the manufacturer generally must obtain FDA 510(k) clearance or approval of a premarket approval ("PMA") application. Following submission of a 510(k) or PMA application, the manufacturer may not market the new device until an order is issued by the FDA granting clearance or approval, which can entail an expensive, lengthy and uncertain process.

         The Company is also subject to routine inspection by the FDA and state agencies, such as the California Department of Health Services, for compliance with Good Manufacturing Practice requirements, Medical Device Reporting requirements and other applicable regulations. Noncompliance with applicable requirements can result in warning letters, import detentions, fines, civil penalties, injunctions, suspensions or losses of regulatory approvals, recall or seizure of products, operating restrictions, refusal of the government to approve product export applications or allow the Company to enter into supply contracts and criminal prosecution. Delays in receipt of, or failure to obtain, regulatory clearances and approvals, if obtained, or any failure to comply with regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has received a marketing clearance for its BioZ System, the BioZ Portable and the BioZ.com.

         The FDC Act requires that medical devices be manufactured in accordance with the current Good Manufacturing Practice requirements. Good Manufacturing Practice requirements require, among other things that (i) the manufacturing process be regulated and controlled by the use of written procedures, (ii) the ability to produce devices which meet the manufacturer's specifications be validated by extensive and detailed testing of every aspect of the process and
(iii) any deficiencies in the manufacturing process or in the products produced be investigated and detailed records kept. Manufacturing facilities are subject to FDA inspection on a periodic basis to monitor compliance with current Good Manufacturing Practice requirements. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses. For any medical device cleared through the 510(k) process, modifications or enhancements that could significantly affect the safety or effectiveness of the device or that constitute a major change to the intended use of the device require a new 510(k) submission. If the FDA requires the Company to submit a new 510(k) notice for any product modification, the Company may be prohibited from marketing the modified product until the 510(k) notice is cleared by the FDA.

         The FDA regulates computer software that performs the function of a regulated device or that is intimately associated with a given device, such as control software for diagnostic devices. The FDA is in the process of reevaluating its regulation of such software, and if the FDA undertakes increased or more rigorous regulation of such software, the BioZ product line and related products may become subject to further regulatory processes and clearance requirements.

         Laws and regulations regarding the manufacture, sale and use of medical devices are subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in the regulations or interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company.

         Sales of medical devices outside of the United States are subject to foreign regulatory requirements that vary from country to country. The Company currently relies on its international distributors and sub-distributors for the receipt of premarket approvals and compliance with clinical trial requirements in those countries that require them, and it expects to continue to rely on distributors in those countries where the Company continues to use distributors. In the event that the Company's international distributors fail to obtain or maintain required premarket approvals or fail to comply with foreign regulations, foreign regulatory authorities may require the Company to cause the applicable distributor to file revised governmental notifications, cease commercial sales of its products in the applicable countries or otherwise act so as to stop any ongoing noncompliance in such countries. Such enforcement action by regulatory authorities could have a material adverse effect on the Company's business, financial condition and results of operations.

         In order to sell its products within the European Economic Area following June 14, 1998, the Company will be required to achieve compliance with the European Commission's Medical Device Directive and to affix CE marking on its products to attest such compliance. Until the Company can comply with CE marking requirements, the Company will be unable to sell its products in the European Economic Area; this could have a material adverse effect upon the Company's business, financial condition and results of operations.

THIRD-PARTY REIMBURSEMENT; PRICING PRESSURES

         The Company's commercial success will depend in part on the availability of adequate reimbursement from third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. Even with an FDA approved device, there can be no assurance that third-party payers including Medicare will cover the device and related services, or they may place certain restrictions on the circumstances in which coverage will be available. There can be no assurance that the Company will be able to obtain a specific code for TEB reimbursement in a reasonable time frame, or at all, in order to enable the Company to achieve market acceptance of its products or to maintain price levels sufficient to realize an appropriate return on the Company's investment. Further, there can be no assurance that downward pricing pressure in the industry generally will not negatively impact the Company's operations.

         The Company's business plan contemplates an income stream from sales of higher-margin sensors toward an installed base of Company monitors. The Company may be subject, however, to price competition from other sensor manufacturers.

DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL

         The Company is dependent upon a limited number of key management and technical personnel. The loss of the services of one or more of such key employees could have a material adverse effect on the Company's business, financial condition, and results of operations. In addition, the Company's success depends upon its ability to attract and retain additional highly qualified sales, management, manufacturing and research and development personnel. The Company faces intense competition in its recruiting activities and there can be no assurance that the Company will be able to attract and/or retain qualified personnel.

DEPENDENCE ON THIRD PARTIES

         The Company's strategy for development and commercialization of certain of its products is dependent upon entering into various arrangements with third parties and upon the subsequent success of these parties in performing their obligations. There can be no assurance that the Company will be able to negotiate acceptable arrangements in the future or that such arrangements or its existing arrangements will be successful. The Company relies heavily on contracted development services, particularly from Rivertek Medical Systems, Inc. Also, the Company has limited experience manufacturing products for commercial purposes and currently does not have the capability to manufacture the BioZ products and therefore is dependent on contract manufacturers for the production of such products for development and commercial purposes. The manufacture of the Company's products is subject to GMP regulations prescribed by the FDA.

RELIANCE ON PATENTS AND PROPRIETARY TECHNOLOGY

         The Company's patents and proprietary technology may not be able to prevent effective competition by others. Although the Company believes that it has effective patent protection, no assurance can be given that the

Company's products will not be found to infringe the rights of others. Intellectual property litigation, whether defensive or offensive, would have no certain outcome other than to drain the Company's resources.

         The validity and breadth of claims in medical technology patents involve complex legal and factual questions. No assurance can be given that any future patent applications will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held or licensed by the Company or that the Company's existing patents will cover the Company's future products. Moreover, when the Company's key patents expire, the inventions will be in the public domain. Since patent applications in the United States are maintained in secrecy until patents issue, the Company cannot be certain that it will not infringe any patents that may be issued to others. In the event the Company's products are found to infringe patents held by competitors, there can be no assurance that the Company will be able to modify successfully its product to avoid infringement, or that any modified products will be commercially successful.

POTENTIAL VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors beyond the control of the Company, including (i) quarterly variations in operating results, (ii) announcements of technological innovations, new products or pricing by the Company's competitors, (iii) changes in, or failure of the Company to meet, financial estimates of securities analysts, (iv) the rate of adoption by physicians of TEB technology in markets targeted by the Company, (v) timing of patent and regulatory approvals, (vi) timing and extent of technological advancements, (vii) results of clinical studies, (viii) short sales by the Selling Shareholders or other persons, and (ix) general market conditions. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices of equity securities of many medical device companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. The Company's somewhat small market float may not be entirely adequate to provide market liquidity and mitigate stock price volatility.

POTENTIAL DILUTION

         The Series A Convertible Preferred Stock is convertible into Company Common Stock at either a fixed conversion price or a floating conversion price, whichever is more favorable to the holder. The floating conversion price is tied to the Company Common Stock market price. If the Common Stock price declines, the Series A Convertible Preferred Stock will be convertible into a substantially increased number of shares of Common Stock, resulting in a meaningful dilution to other holders of Common Stock and a potential material adverse effect on the Common Stock prices thereafter.

RISKS ASSOCIATED WITH INTERNATIONAL ACTIVITIES

         The Company believes it is possible that international sales will represent a meaningful portion of revenue in the future. This would require significant management attention and financial resources and subject the Company to the risks of selling internationally. These risks include unexpected changes in regulatory requirements, tariffs and other barriers and restrictions, and an adverse effect from reduced protection for intellectual property rights and the burdens of complying with variety of foreign laws. In addition, fluctuations in the rates of exchange could increase the price in local currencies of the Company's products in foreign markets and make the Company's products relatively more expensive than competitors' products that are denominated in local currencies.

PRODUCT LIABILITY RISK AND PRODUCT RECALL; LIMITED INSURANCE COVERAGE

         The nature of the Company's business exposes it to risks of product liability or product recalls that are inherent in the design, development, manufacture and marketing of medical devices, in the event that use of the Company's products is alleged to have caused adverse effects on a patient or such products are believed to be defective. Medical devices as complex as those offered by the Company frequently contain errors or failures, especially when first introduced or when new versions are released. The Company's products are designed to be used in certain procedures where there is a high risk of serious injury or death. Such risks will exist even with respect to those products that have received, or may in the future receive, regulatory clearance for commercial sale.

         The Company did not carry product liability insurance during certain periods prior to May 15, 1995. Therefore, it has no coverage for analog TEB monitors manufactured and sold during certain times. Since then, the Company has maintained product liability insurance at levels which it believes to be sufficient and consistent with industry standards for companies with its current sales levels. The Company intends to increase its product liability insurance policy limit as sales grow. There can be no assurance that the Company's product liability insurance is adequate or that such insurance coverage will continue to be available on commercially reasonable terms or at all. In addition, product liability claims or recalls could result in loss of revenue or delay in market acceptance, diversion of development resources, damage to the Company's reputation or increased service and warranty costs.

UNCERTAINTY AND POTENTIAL NEGATIVE EFFECTS OF HEALTH CARE REFORM

         The health care industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the United States, comprehensive programs have been proposed that seek to (i) increase access to health care for the uninsured, (ii) control the escalation of health care expenditures within the economy, and (iii) use health care reimbursement policies to help control the federal deficit. The Company anticipates that Congress and state legislatures will continue to review and assess such proposals, and public debate of these issues will likely continue. The Company cannot predict which, if any, of such reform proposals will be adopted and when they might be adopted. Other countries also are considering health care reform. Significant changes in health care systems are likely to have a substantial impact over time on the manner in which the Company conducts its business and could have a material adverse effect on the Company's business, financial condition and results of operations, and ability to market its products as currently contemplated.

NO DIVIDENDS

         The Company does not intend to pay any cash dividends on the Common Stock in the foreseeable future. Payment of such cash dividends would, in any event, be prohibited or limited under the terms of the Company's bank loans and/or the Series A Convertible Preferred Stock.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" described below.

                              SELLING SHAREHOLDERS

         The Selling Shareholders have not had a material relationship with the Company within the past three years other than as a result of their ownership of the Series A Convertible Preferred Stock and Warrants and other securities-related agreements entered into on August 21, 1998. The following summary of such matters is not necessarily comprehensive, and is qualified in its entirety by the complete terms of the Securities Purchase Agreement, the Certificate of Determination of Preferences of Series A Convertible Preferred Stock, the Warrants, and the Registration Rights Agreement. All these documents are incorporated by reference into this Prospectus.

         The Selling Shareholders purchased 3,000 shares of Series A Convertible Preferred Stock, and the 123,000 Warrants, for $3,000,000 pursuant to the Securities Purchase Agreement. The Selling Shareholders also obtained the right to purchase $3,000,000 of a similar Series B Convertible Preferred Stock if certain conditions are met, and in the alternative (and on a mutually exclusive basis) the Company has the right to require the Selling Shareholders to purchase $3,000,000 of a similar Series C Convertible Preferred Stock if certain different conditions are met. There can be no assurance that the Series B or Series C Convertible Preferred Stock transactions will ever occur.

         The Series A Convertible Preferred Stock and any accumulated dividends are convertible into Common Stock at the Fixed Conversion Price or the Floating Conversion Price, whichever is more favorable to the investor. The Fixed Conversion Price is $2.70 (subject to certain adjustments); the Floating Conversion Price is 95% of the then-current Common Stock market value (calculated using a formula involving closing bid prices) until August 21, 1999 and 92% of the then-current Common Stock market value (calculated using the formula) thereafter.

         The Series A Convertible Preferred Stock cannot be converted at all before January 19, 1999 unless certain events occur, and in certain circumstances the number of shares which could be converted after January 19, 1999 and before April 19, 1999 is limited on a per-month basis.

         All Series A Convertible Preferred Stock still outstanding on the Mandatory Conversion Date will automatically be converted then. The Mandatory Conversion Date is August 21, 2002, subject to the possibility of extension if certain events occur.

         The holders of the Series A Convertible Preferred Stock can require redemption for cash (at 130% of stated value) instead of conversion for Shares in the event of acquisition of the Company or certain defaults by the Company. Also, if the Company cannot or will not convert, redemption will occur instead. Also, the Company may choose to redeem the Series A Convertible Preferred Stock for cash (at 125% of stated value) after August 21, 2000.

         No Selling Shareholder may elect to convert for Shares which would give it more than 4.99% of the Company's outstanding Common Stock, unless the Selling Shareholder has given the Company 61 days' advance notice of its intent to do so. Also, the Company shall not be obligated to issue, upon conversion of the Series A Convertible Preferred Stock as a whole, more shares than are allowed by Rule 4460(i) of the Nasdaq Stock Market, unless such above-the-threshold conversion is approved by the Company's shareholders; the excess above the threshold would, absent such shareholder approval, be handled by redemption rather than by conversion. The Rule 4460(i) threshold is 6,422,748 Shares (19.99% of the Company's outstanding Common Stock at August 21, 1998).

         The Series A Convertible Preferred Stock is entitled to a cumulative dividend of 3% per annum, payable quarterly in arrears. The Company has the choice to pay the dividend either in Common Stock or in cash. The Company's current intention is to pay the dividends in Common Stock, not in cash. The Company paid to the Selling Shareholders on September 30, 1998 a dividend, in the form of a total of 6,690 shares of Common Stock, on the Selling Shareholders' Series A Convertible Preferred Stock for the partial quarter than ended.

         The Series A Convertible Preferred Stock has no voting rights, except as provided by law.

         The Warrants are exercisable for Shares at $2.55 per share, subject to antidilution adjustments. The Warrants expire on August 21, 2003.

         In connection with the purchase of such Series A Convertible Preferred Stock and Warrants, the Selling Shareholders entered into the Securities Purchase Agreement pursuant to which the Selling Shareholders represented that they were acquiring the overlying securities, and would acquire the Shares, for investment and with no present intention of distributing the Shares. The Company agreed, in such Securities Purchase Agreement and in a related Registration Rights Agreement, to prepare and file a registration statement as soon as practicable and to bear all expenses other than fees and expenses of counsel for a Selling Shareholder (to the extent over $5,000) and underwriting discounts and commissions and brokerage commissions and fees. Accordingly, and in recognition of the fact that the Selling Shareholders, even though purchasing the Series A Convertible Preferred Stock and Warrants (and the underlying Shares) without a view to distribution, may wish to be legally permitted to sell the Shares when each deems appropriate, the Company filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold or until such Shares are no longer, by reason of Rule 144 under the Securities Act or any other rule of similar effect, required to be registered in order to be resold by the Selling Shareholders.

         The following table sets forth the name of each Selling Shareholder, the number of shares of CardioDynamics Common Stock owned beneficially by each Selling Shareholder as of October 1, 1998 (based on the special conventions described below), and the number of Shares which may be offered pursuant to this Prospectus. CardioDynamics will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

         The table treats all shares of Common Stock issuable upon conversion of the Selling Shareholders' Series A Convertible Preferred Stock (at the effective Floating Conversion Price, calculated as of initial issuance, of $1.906) and exercise of their Warrants as being outstanding, notwithstanding that the Securities and Exchange Commission's rules would not necessarily deem such conversion shares to be outstanding as of such date and disregarding the facts that (a) dividend accruals could result in the Series A Convertible Preferred Stock, which has an aggregate "stated value" of $3,000,000, being convertible for relatively more shares of Common Stock as time passes, (b) Common Stock price changes or other events may, under the terms of the Series A Convertible Preferred Stock, result in it being ultimately convertible at a different rate more favorable to the Selling Shareholders (and in no event at a rate less favorable than the current Fixed Conversion Price of $2.70 per share), and (c) anti-dilution adjustments may result in the Warrants becoming exercisable for more than the 123,000 shares of Common Stock for which they were initially exercisable.

         The final column's numbers are higher than the first column's because the final column includes 200%, rather than 100%, of the Shares beneficially owned as underlying the Series A Convertible Preferred Stock. The extra 100% reflects additional shares which may become issuable in the future due to conversion price adjustments and/or dividends paid on the Series A Convertible Preferred Stock in the form of Common Stock. The first column assumes that the Series A Convertible Preferred Stock is converted at a conversion price of $1.906 per share (the applicable conversion price on the initial-issuance date) and no limits or adjustments are applicable. If the Series A Convertible Preferred Stock had actually been convertible and converted on October 1, 1998, the conversion price would have been $1.063 per share and therefore substantially more shares of Common Stock would have been issued.

         The numbers set forth in the final column below constitute all of the Shares that the Selling Shareholders may distribute in this offering; however, not all of the Shares will necessarily be offered for resale at any particular time, or at all. There are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholders may offer the Shares for resale from time to time after the Shares are issued upon conversion/exercise/dividend payment. See "Plan of Distribution."

                                                       SHARES BENEFICIALLY          PERCENTAGE        NUMBER OF
                                                         OWNED PRIOR TO                 OF          SHARES BEING
                  SELLING SHAREHOLDER                       OFFERING                  CLASS            OFFERED
-----------------------------------------------        -------------------       ----------------  --------------
AGR Halifax Fund, Ltd. (1)                                     839,540                 2.5%           1,623,190

Leonardo, L.P. (2)                                             475,740                 1.4%             919,807

GAM Arbitrage Investments, Inc. (2)                             55,969                 *                108,212

AG Super Fund International Partners, L.P. (2)                  55,969                 *                108,212

Raphael, L.P. (2)                                               83,954                 *                162,319

Ramius Fund, Ltd. (1)                                          167,908                 *                324,638

AFO Capital, LLC                                                24,600                 *                 24,600
                                                             ---------                 ---            ---------
Total                                                        1,703,679                 5.0%           3,270,978


----------

(1)      Controlled by AG Ramius Partners, L.L.C.
(2)      Controlled by Angelo, Gordon & Co., L.P.
*        Less than 1%.

                              PLAN OF DISTRIBUTION

         The Company is registering the Shares on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby (other than certain fees and expenses of a Selling Shareholder's counsel) will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of Shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq SmallCap Market, in the over-the-counter market, in negotiated transactions, through put or call transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders.

         The Selling Shareholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Shareholders or the Company that the Selling Shareholders are "underwriters", for purposes of the Securities Act, of any Shares offered under this Prospectus. However, because the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be required to comply with the prospectus delivery requirements of the Securities Act. The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         The Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

         In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Shareholders are not restricted as to the number of Shares that may be sold at any time, and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Company's Common Stock.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Diego, California.

                                     EXPERTS

         The financial statements as of and for the year ended November 30, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         Article Three of the Bylaws of the Company provides that the Company shall indemnify any person who is or was a director, officer, employee or agent of the Company (or predecessor corporation of the Company), or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

         The Company's Articles of Incorporation, as amended, provide that no director of the Company shall be liable for monetary damages in an action by or in the right of the Company for breach of a director's duties to the Company and its shareholders, as set forth in Section 309 of the California Corporations Code, provided however that: (a) such provision does not eliminate or limit the liability of a director of the Company: (i) for acts or omissions that involve intentional misconduct or knowing or culpable violation of law, (ii) for acts or omissions that a director of the Company believes to be contrary to the best interests of the Company or its shareholder or that involves the absence of good faith on the part of a director of the Company, (iii) or any transaction from which a director of the Company derives an improper personal benefit, (iv) for acts or omissions that show a reckless disregard of the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware in the ordinary course of performing the director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexecuted pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the California Corporations Code, or
(vii) under Section 316 of the California Corporations Code; such provision eliminating liability shall not eliminate or limit the ability of an officer for any act or omission as an officer notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

         The Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company has entered into such indemnification agreements with each of its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the

Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
AVAILABLE INFORMATION.........................................................2

INFORMATION INCORPORATED BY REFERENCE.........................................2

THE COMPANY...................................................................3

FORWARD-LOOKING STATEMENTS....................................................3

RISK FACTORS..................................................................3

USE OF PROCEEDS...............................................................9

SELLING SHAREHOLDERS..........................................................9

PLAN OF DISTRIBUTION.........................................................11

LEGAL MATTERS................................................................13

EXPERTS......................................................................13

INDEMNIFICATION..............................................................13

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various costs and expenses to be paid by the Company with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq SmallCap Market listing fee.

         SEC Registration Fee..........................................   $1,104.76
         Printing Expenses *...........................................   $   1,000
         Blue Sky Fees and Expenses *..................................   $  10,000
         Legal Fees and Expenses*......................................   $  15,000
         Nasdaq SmallCap Market Listing Fee............................   $   7,500
         Accounting Fees and Expenses*.................................   $   1,000
         Miscellaneous*................................................   $  895.24
                                                                          ---------
              Total....................................................   $  36,500
                                                                          =========

         ----------

         *Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         (b) Article Three of the Bylaws of the Company provides that the Company shall indemnify any person who is or was a director, officer, employee or agent of the Company (or predecessor corporation of the Company), or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

         (c) The Company's Articles of Incorporation, as amended, provided that no director of the Company shall be liable for monetary damages in an action by or in the right of the Company for breach of a director's duties to the Company and its shareholders, as set forth in Section 309 of the California Corporations Code, provided however that: (a) such provision does not eliminate or limit the liability of a director of the Company: (i) for acts or omissions that involve intentional misconduct or knowing or culpable violation of law, (ii) for acts or omissions that a director of the Company believes to be contrary to the best interests of the Company or its shareholder or that involves the absence of good faith on the part of a director of the Company, (iii) or any transaction from which a director of the Company derives an improper personal benefit, (iv) for acts or omissions that show a reckless disregard of the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware in the ordinary course of performing the director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexecuted pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the California Corporations Code, or
(vii) under Section 316 of the California Corporations Code; such provision eliminating liability shall not eliminate or limit the ability of an officer for any act or omission as an officer notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

         The Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company has entered into such indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS

     EXHIBIT NUMBER
     --------------
         4.1      Securities Purchase Agreement dated August 21, 1998 between the Company and certain Selling Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed
                  September 3, 1998.)

         4.2      Certificate of Determination of Preferences of Series A
                  Convertible Preferred Stock. (Incorporated by reference to
                  Form 8-K for event of August 21, 1998, filed September 3,
                  1998.)

         4.3      Form of Warrant issued on August 21, 1998 to certain Selling
                  Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed September 3, 1998.)

         4.4 Registration Rights Agreement dated August 21, 1998 between the Company and certain Selling Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed
                  September 3, 1998.)

         5.1      Opinion of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of KPMG Peat Marwick LLP, Independent Auditors.

         23.2     Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
                  5.1).

         24.1     Power of Attorney (see pages II-3 and II-4).

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be treated as the initial bona fide offering; and

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of October, 1998.

                                  CARDIODYNAMICS INTERNATIONAL CORPORATION


                                  By             /s/ Michael K. Perry
                                       -----------------------------------------
                                       Michael K. Perry, Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael K. Perry, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  Signature                                             Title                              Date
                  ---------                                             -----                              ----
  /s/ Michael K. Perry                                   Director and Chief Executive Officer        October 5, 1998
---------------------------------------------               (Principal Executive Officer)
              Michael K. Perry

  /s/ Stephen P. Loomis                              Vice President, Finance and Chief Financial     October 5, 1998
---------------------------------------------          Officer (Principal Financial Officer and
              Stephen P. Loomis                             Principal Accounting Officer)

  /s/ Stephenson M. Dechant                                            Director                      October 5, 1998
---------------------------------------------
            Stephenson M. Dechant

  /s/ Nicholas V. Diaco, M.D.                                          Director                      October 5, 1998
---------------------------------------------
           Nicholas V. Diaco, M.D.

  /s/ Louis P. Ferrero                                                 Director                      October 5, 1998
---------------------------------------------
              Louis P. Ferrero

  /s/ Cam L. Garner                                                    Director                      October 5, 1998
---------------------------------------------
                Cam L. Garner

  /s/ James C. Gilstrap                                                Director                      October 5, 1998
---------------------------------------------
              James C. Gilstrap

  /s/ Richard O. Martin                                                Director                      October 5, 1998
---------------------------------------------
              Richard O. Martin

  /s/ Richard E. Otto                                                  Director                      October 5, 1998
---------------------------------------------
               Richard E. Otto

  /s/ Michael D. Padilla                                               Director                      October 5, 1998
---------------------------------------------
             Michael D. Padilla

  /s/ Allen E. Paulson                                                 Director                      October 5, 1998
---------------------------------------------
              Allen E. Paulson

                                  EXHIBIT INDEX



Exhibit
Number            Exhibit
------            -------
  4.1             Securities Purchase Agreement dated August 21, 1998 between the Company and certain Selling Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed
                  September 3, 1998.)

  4.2             Certificate of Determination of Preferences of Series A
                  Convertible Preferred Stock. (Incorporated by reference to
                  Form 8-K for event of August 21, 1998, filed September 3,
                  1998.)

  4.3             Form of Warrant issued on August 21, 1998 to certain Selling
                  Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed September 3, 1998.)

  4.4 Registration Rights Agreement dated August 21, 1998 between the Company and certain Selling Shareholders. (Incorporated by reference to Form 8-K for event of August 21, 1998, filed
                  September 3, 1998.)

  5.1             Opinion of Brobeck, Phleger & Harrison LLP.

  23.1            Consent of KPMG Peat Marwick LLP, Independent Auditors.

  23.2            Consent of Brobeck, Phleger & Harrison LLP (included in
                  Exhibit 5.1).

  24.1            Power of Attorney (see pages II-3 and II-4).